                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                           DW WORLD WIDE INCOME TRUST
                           30 day Yield as of 10/31/96




                                    6
     YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



     WHERE:         a = Dividends and interest earned during the period

                    b = Expenses accrued for the period

                    c = The average daily number of shares outstanding
                        during the period that were entitled to receive dividends

                    d = The maximum offering price per share on the last
                        day of the period


                                                                  6
     YIELD = 2{ [(( 666908.64-206775.70)/12365830.259*9.293250)+1] -1}

           = 4.853135%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             WORLD WIDE INCOME TRUST

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                     _                              _
                    |        ______________________  |
FORMULA:            |       |                        |
                    |  /\ n |         ERV            |
               T  = |    \  |    -------------       |  - 1
                    |     \ |          P             |
                    |      \|                        |
                    |_                              _|



            T = AVERAGE ANNUAL TOTAL RETURN
            n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
            P = INITIAL INVESTMENT


                                                     (A)
  $1,000        ERV AS OF        NUMBER OF      AVERAGE ANNUAL
INVESTED - P    31-Oct-96        YEARS - n     TOTAL RETURN - T
------------    ---------      ------------    ----------------

 31-Oct-95      $1,076.00           1.00             7.60%

 31-Oct-91      $1,408.80           5.00             7.10%

 30-Mar-89      $1,680.20          7.589             7.08%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C)  TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
     (NON STANDARD COMPUTATIONS)

                _                              _
               |        ___________________     |
FORMULA:       |       |                        |
               |  /\ n |         EV             |
           t = |    \  |    -------------       |  - 1
               |     \ |         P              |
               |      \|                        |
               |_                              _|



                   EV
          TR = ----------    - 1
                   P





       t = AVERAGE ANNUAL TOTAL RETURN
           (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

       n = NUMBER OF YEARS
      EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

       P = INITIAL INVESTMENT
      TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                  (C)                             (B)
  $1,000        EV AS OF         TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Oct-96     RETURN -TR      YEARS - n     TOTAL RETURN -t
------------    ---------     ----------      ---------     --------------

 31-Oct-95      $1,126.00       12.60%           1.00           12.60%

 31-Oct-91      $1,428.80       42.88%           5.00            7.40%

 30-Mar-89      $1,680.20       68.02%          7.589            7.08%

(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000


FORMULA:  G  = (TR+1)*P
          G  = GROWTH OF INITIAL INVESTMENT
          P  = INITIAL INVESTMENT
          TR = TOTAL RETURN SINCE INCEPTION

                                   (D)                      (E)                      (F)
               TOTAL          GROWTH OF                GROWTH OF                 GROWTH OF
INVESTED - P   RETURN - TR    $10,000 INVESTMENT -G    $50,000 INVESTMENT -G     $100,000 INVESTMENT -G
------------   -----------    ---------------------    ---------------------     ----------------------
30-Mar-89         68.02              $16,802                  $84,010                       $168,020